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EXHIBIT 23.1

     INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Direct Focus, Inc. and subsidiaries on Form S-8 of our reports dated February 21, 2000 and August 29, 2000, appearing in the Annual Report on Form 10-K of Direct Focus, Inc. and subsidiaries for the year ended December 31, 1999 and in the Annual Report on Form 11-K of Direct Focus, Inc. 401(k) Savings Plan for the year ended December 31, 1999, respectively.

DELOITTE & TOUCHE LLP

Portland, Oregon
September 29, 2000

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EXHIBIT 23.1